CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Pre-Effective Amendment No.
1 to the Proxy Statement and Prospectus, Agreement and Plan of Reorganization,
and the Statement of Additional Information, constituting parts of Registration
Statement No. 333-133721 to be filed on or about June 15, 2006 on Form N-14 of
Morgan Stanley Capital Opportunities Trust, of our report dated January 20, 2006 relating to the November 30, 2005 financial statements and financial highlights of Morgan Stanley Capital Opportunities Trust and our report dated September 16,
2005 relating to the July 31, 2005 financial statements and financial highlights of Morgan Stanley Aggressive Equity Fund. We also consent to the references to us under the captions "Financial Statements and Experts" in the Proxy Statement
and Prospectus and "Representations and Warranties" in the Agreement and Plan of
Reorganization, which are part of such Registration Statement.

Deloitte & Touche LLP
New York, New York
June 15, 2006